                                                                   Exhibit 10.52

                           Performance Food Group, LLC

                          Master Distribution Agreement

                                      With

                        Shells Seafood Restaurants, Inc.

                                    Effective

                                 October 1, 2002

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                                   PFG Florida
                                    Overview

Performance Food Group Florida, LLC (PFG Florida) is a wholly owned subsidiary of Performance Food Group, Inc. of Richmond, Virginia.

Performance Food Group, Inc. has over $4 billion in purchasing power to assist our customers in receiving the efficiency necessary to be profitable.

PFG Florida is a broadline distribution center located in Dover, Florida. Our facility is equipped with a state-of-the-art 125,000 sq. ft. warehouse, which is comprised of 42,000 sq. ft. of dry, 35,000 sq. ft. of freezer and 25,000 sq. ft. of cooler space. The cooler is capable of handling five different temperature zones to ensure product is stored at the specified temperature required. Our facility also boasts a 15,200 sq. ft. fully refrigerated shipping and receiving dock. Our main office building contains a 3,000 sq. ft. conference center with a fully equipped test kitchen.

Our fleet has 40 - three compartment (dry, cooler, frozen) delivery vehicles to insure the integrity of your product from the manufacturer to your door.

PFG Florida markets all major foodservice categories of products including fresh produce, dairy products and fresh meats. Our warehouse has a state-of-the-art 8,000 sq. ft. USDA inspected custom-cut meat room. We are able to custom-cut meat orders to your specifications, on-site.

We stock Performance Food Group brands as well as Pocahontas label and national brands to ensure you receive a total commitment of quality assured products.

Technology is a major part of today's foodservice industry and PFG Florida is ready with the state-of-the-art ordering systems including on-line Internet ordering and PC based ordering systems.

Our Marketing Department is ready to assist you in bringing our fine products to your customers profitably, ensuring their return visits to your establishments as well as your future orders from PFG Florida.

We are sincerely grateful for this opportunity you have given us to partner with a premier customer such as yourself. Thank you once again for this opportunity.

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                                   PFG Florida

                                Mission Statement

To provide our customers with a quality product, delivered on time, in good condition and at a fair price.

This will insure customer satisfaction, employee satisfaction and profitability for both parties.

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                                PFG Florida Team
                              3150 N. Gallagher Rd.
                                Dover, Fl. 33527
                                 (813) 659-0811

                                  Key Personnel

President                          Mike Colosi    ext. 232
VP of Sales                        Bill Terry     ext. 302
Dir. of Finance                    Joel Grade     ext. 233
Credit Mgr.                        John Dale      ext. 236
Customer Svc. Mgr.                 Judy Beall     ext. 269
Customer Svc. Rep.                 Susan Greer    ext. 271
Transportation Mgr.                Scott Ingram   ext. 257

National Account Representative:   Mike Veno      ext. 311

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                               Company Philosophy

PFG Florida highly values our major accounts program and takes pride in including Shells Seafood Restaurants, Inc. as a major customer.

A master distribution agreement has been prepared specifically for Shells Seafood Restaurants, Inc. as a major account.

In doing this you can be assured that you have the commitment and service levels that you would expect.

Mike Veno has been assigned to your account and is responsible for developing, coordinating, implementing, and managing the integrity of the program.

Order guides will be provided and maintained accordingly. Credits, returns, and special orders will be handled promptly.

Everything has been geared with you, the customer in mind. If you make a special request or ask us to provide something out of the ordinary, we will do everything in our power to show you flexibility and to tailor the program to your needs.

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                    PFG Florida Master Distribution Agreement

      Between Performance Food Group Florida (further known as PFG FLORIDA) and Shells Seafood Restaurants, Inc. (further known as SHELLS)

In consideration of the mutual obligations set forth below the parties agree as follows.

     1.   APPOINTMENT OF DISTRIBUTOR

          SHELLS appoints PFG FLORIDA to serve, as it's primary distributor to all SHELLS locations (identified in Appendix A) with foodservice products within the product categories described in Section 2. As primary distributors, PFG FLORIDA will be entitled to not less than 70% of purchases with respect to such products. Requirements will be determined on an aggregate dollar amount.

     2.   PROGRAM GOALS

          PFG FLORIDA proposes to distribute to SHELLS, 70% of dry groceries, coffee/tea, frozen foods, produce, dairy, processed meats, seafood, poultry, disposables/paper, chemical/janitorial, equipment and supply under the margins described herein.

     3.   SCOPE OF AGREEMENT

          This agreement will apply to all of the 29 locations (identified in Appendix A) and will be reviewed on a continuing basis. Both parties agree that the number of locations may increase or decrease over the contract term. If a location is opened within an area requiring service from another Performance Food Group distribution center PFG FLORIDA will use commercially reasonable efforts to apply terms and conditions of this agreement to the new location.

     4.   TERM OF CONTRACT

          The term of this agreement will be for an initial term of three (3) years commencing on October 1, 2002 and ending on September 30, 2005, unless earlier terminated in accordance with the terms hereof. After expiration of the initial term, this agreement automatically shall renew for successive renewal terms of one (1) year each, unless terminated by either party by written notice to the other given not less than ninety (90) days prior to the end of the then current term. Pricing schedule will remain in effect for the term of the agreement and any renewals thereof. SHELLS and PFG FLORIDA must mutually agree upon amendments to the pricing schedule. This agreement may be terminated prior to the end of the initial or any renewal term as follows:

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          A.   by PFG FLORIDA, in the event that by SHELLS fails to make any payment required to be made to PFG FLORIDA hereunder when due, which failure is not remedied within five (5) business days after receipt of written notice thereof from PFG FLORIDA (provided that if two (2) or more notices of default and opportunities to correct have been given within any twelve (12) month period, no further notice and opportunity to correct need be given); or

          B. by either party, in the event that the other party substantially fails to perform in accordance with the terms and conditions of this Agreement, which failure is not remedied within [sixty (60)] days (unless a different time period is specifically herein provided) after receipt of written notice from the other party specifying the nature of such default; or

          C. by either party, upon written notice to the other party, in the event that (i) the other party files a voluntary bankruptcy petition; (ii) an involuntary bankruptcy petition is filed against the other party which is not withdrawn or otherwise dismissed within ninety (90) days after filing; (iii) an assignment for the benefit of creditors made by the other party; or (iv) a receiver is appointed for the other party; or

          D. by either party, upon written notice to the other party, in the event that a Change in Control occurs with respect to the other party. For purposes of this Section 4D, "Change in Control" means
               (i) the consummation of a purchase of stock, merger, or consolidation of the other party with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such stock purchase, merger, consolidation or other reorganization is owned by persons who were not stockholders of the other party as of the date of this Agreement; or (b) the sale, transfer or other disposition of all or substantially all of the other party's assets; provided, however, that a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the other party's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the other party's securities immediately before such transaction.

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     5.   PRODUCTS COVERED BY THIS AGREEMENT

          Products will include PFG FLORIDA brands, national brands, and other products specified by SHELLS and stocked by PFG FLORIDA. PFG FLORIDA brand products will be utilized whenever possible to ensure consistency of quality and to minimize costs. Should a substitute be necessary, prior approval to substitute at original product margin is required. In order for a substitute to be permitted PFG FLORIDA must obtain the prior approval of the authorized representative of SHELLS Purchasing Department, as designated in writing from time to time by Shells.

     6.   THE AMERICAN INSTITUTE OF BAKING

          Properly maintained warehouses, freshly rotated merchandise and clean, efficient delivery trucks can be taken for granted by PFG FLORIDA's customers.

          The American Institute of Baking checks for clean equipment and may, without notice to the facility, conduct an 8 to 14 hour inspection of the facility, warehouse and surrounding areas. They will check for proper rotation of products, rodent and insect control, safety procedures, etc.

     7.   SERVICE OBLIGATIONS

          Order guides: PFG FLORIDA will provide monthly order guides, and if requested by SHELLS, weekly order guides for "at-market" products.

     8.   DELIVERY OBLIGATIONS

          A. SHELLS is not to return merchandise to PFG FLORIDA without written authorization unless damaged, wet, crushed or substituted (without prior approval from SHELLS, as contemplated by Section
               5). All requests for return or adjustment of dry groceries or frozen food must be reported within 7 days of receipt of merchandise. This request must include the invoice number, customer code and invoice date in order for the customer to receive the full amount of the credit due. In the situation of fresh merchandise, returns must be identified at the time of delivery. Returned merchandise must reach PFG FLORIDA in resalable condition (except to the extent such merchandise was already damaged, wet, or crushed) and must be packed in its original carton, unless SHELLS is authorized to return merchandise for quality control inspection. Merchandise made to order, specially designed, crested or imprinted cannot be exchanged or returned. Due to manufacturer's request, special order (non-stock) merchandise may only be

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               returned if packed in original shipping cartons. For customer errors, seasonal item returns and dead inventory returns, PFG FLORIDA reserves the right to collect a restocking fee, including items not delivered due to refusal, in an amount equal to the lesser of (i) the vendor's restocking fee or (ii) 10% of the product cost to PFG FLORIDA.

          B. This program is based on two (2) SHELLS deliveries per week per location. In order to maintain consistent and efficient routing of deliveries, delivery schedules should be at the option of PFG FLORIDA in accordance with SHELLS delivery requirements.

          C. Exception deliveries (same day for emergencies) will be handled on an individual basis. Exception deliveries and delivery frequency will be monitored by month. In order to maintain proposed margins, these exceptions must be kept to a minimum.

     9.   ORDERING PROCEDURES

          PFG FLORIDA will host a file transfer protocol (FTP) site to receive orders electronically. PFG FLORIDA's IT system will be coordinated with SHELLS MenuLink for ordering purposes.

     10.  PRICE LIST

          Thirty (30) day pricing will be given on all bid items with the exception of "at-market" products including but not limited to produce, dairy, meat, and seafood. The "at-market" pricing will be weekly, but not during the middle of the week.

     11.  CREDITS

          Credits shall be granted in accordance with the terms of the Operating Procedures Manual, which shall be customized by the PFG FLORIDA specifically for SHELLS. Hard copy credits will be issued and copy forwarded to SHELLS purchasing department.

     12.  DELIVERY AND RECEIVING

          All deliveries will be made in accordance with a prearranged delivery schedule designed to meet SHELLS needs. A next day delivery schedule will be mutually determined to achieve optimum service levels. Deliveries must be made during scheduled delivery periods, which shall not include the periods between 10:30 a.m. and 1:30 p.m. for units offering lunch and not after 4:00 p.m. for all units. It is vital that every effort to deliver products within the delivery times is made.

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          Consistent failure to comply with this requirement will be considered a material breach and grounds for termination of this Agreement. All deliveries of frozen or perishable products must be in refrigerated vehicles and must be packaged in such a manner as to ensure consistent delivery in a clean and sanitary condition.

          Holiday schedules will be established by PFG FLORIDA fourteen (14) working days in advance of the holiday.

          Invoice files will be provided electronically prior to delivery. Catch weights will also be listed on all invoices. With each order, SHELLS will receive an original invoice and one copy, which is to be checked by authorized personnel. At the time of delivery should any product be short or damaged, the PFG FLORIDA delivery driver will note the discrepancy on the invoice, and credit will be taken directly off the invoice. A credit will thereafter be issued per Section 11.

     13.  CREDIT TERMS

          Credit Terms are Net 30 days. All payments should be received Net 30 days from the date of invoice. Payments shall be made twice per week by ACH debit from a zero balance account. During the course of the contract, if agreed payment terms are not met, PFG FLORIDA reserves the right to review and adjust margins and any incentive payments will not be made until the account is within terms.

          A.   Late Status

               If, during the term of this agreement, SHELLS fails to pay any invoice within 30 days, as contemplated above, then SHELLS and PFG FLORIDA shall negotiate in good faith to formulate a mutually agreeable plan to return SHELLS's account to a 30-day status up to and including a COD plus pay plan in order to return the account to 30 day terms paid through a ACH debit.

          B.   Service Charge

               If invoices are not paid when due, any amount past due shall bear interest from the date due to the date of payment at an annual rate of twelve percent (12%). Unpaid invoice balances and finance charges due to PFG FLORIDA will be deducted from any credits due to SHELLS.

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          C.   Financial Information

               The continuing creditworthiness of SHELLS is of central importance to PFG FLORIDA. In order to enable PFG FLORIDA to monitor SHELLS financial condition, SHELLS will supply annual audited and quarterly unaudited financial statements to PFG FLORIDA consisting of an income statement, balance sheet, and statement of cash flow, as filed by SHELLS with the Securities and Exchange Commission. PFG FLORIDA may request such further financial information from time to time, as it will enable PFG FLORIDA to accurately assess SHELLS financial condition; provided, however, that nothing in this Section 13c shall require SHELLS to disclose material, nonpublic information regarding SHELLS or its business to PFG FLORIDA.

     14.  PRICING

          A. All pricing for SHELLS is calculated on PFG FLORIDA cost as defined in 14B.

          B.   Defined Cost

               Cost is defined as invoice cost plus freight. Pick-up allowances will be split 50/50 with SHELLS on SHELLS proprietary product if PFG FLORIDA elects to backhaul the product. All rebates, off-invoice allowances and contract pricing from vendors will be netted down by PFG FLORIDA.

               The invoice used to determine cost will be for product ordered during the period. If electronic data is interchange or other invoice less system is used, a printed report confirming the purchase order cost will be considered an invoice for determining cost.

          C.   Price Adjustments

               All prices on the price list will remain valid for the period of the price list (please refer to Section 10), with the exception of those commodity or "at-market" items which are identified to change weekly. In addition, during periods of unusual cost fluctuations (greater than 3% of product cost), PFG FLORIDA will pass through such increases.

          D.   Adjustments in Margin for Unanticipated Problems

               If the operating costs of PFG FLORIDA are increased as a direct result of a significant regional or national economic problem, (including but not limited to fuel cost increases and

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               power shortages) PFG FLORIDA may on ten (10) day's notice to
               SHELLS, increase the pricing specified in section 14.E to compensate for such increased costs during the period such increases are experienced. If diesel fuel prices exceed $1.45 per gallon (based on the index entitled EIA Retail On-Highway Diesel Prices - Lower Atlantic PADD 1C," published from time to time by the Energy Information Agency of the U.S. Department of Energy as currently set forth at www.eia.doe.gov) a $4.00 charge will be added per delivery until such time that diesel fuel prices fall below $1.45 per gallon.

          E.   PRICE LIST MARGINS

               A customized price program has been created for SHELLS which will add a drayage as defined in Section 14F to all cases sold with the exception of Coke(TM) and Ecolab(TM) products. These products will include drayage to cover PFG FLORIDA's cost of distribution and will not be further marked up.

          F.   DRAYAGE CHARGES AND DROP SIZE INCENTIVES

               The drayage charge is $2.20 per case provided SHELLS averages on a monthly basis, at least 100 pieces per drop per location.

               Definition of margin calculation on sell = Division landed cost (less any office invoice rebates) + mark-up

               Ex.  Division Landed            $20.00
                    Drayage                    $ 2.20
                                               ------
                    Sell Price                 $22.20

               A rebate of $0.05 per case will be paid by PFG FLORIDA to SHELLS for any location with an average drop size in excess of 200 pieces per drop per month. The rebate will be paid in 30 days after the month end. If a location purchases additional product from another broadline distributor, then the drayage for that location will be $2.25 per case. If SHELLS average drop size for any month falls below 100 pieces for such month, then the drayage for the immediately following month shall be $2.25 per case.

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     15.  SUBSTITUTIONS/BACK ORDERS

          It is PFG FLORIDA's commitment to ship a complete order on every delivery. In the event that a substitution becomes necessary, we will substitute product at the agreed upon mark-up/fee with prior approval of substitutes by an authorized representative of SHELLS Purchasing Department, as designated in writing from time to time by SHELLS.

     16.  INFORMATION SYSTEMS REPORTS

          PFG FLORIDA will provide the following reports electronically to SHELLS on a weekly/monthly basis:

               Usage by month, rolling YTD by vendor
               Descending dollar by item
               Descending dollar by vendor
               Monthly service level report
               Monthly order guides (must be sent to the restaurants also) Weekly price changes (must be sent to the restaurants also) Weekly lot listing (all seafood, beef and poultry) by lot Weekly inventory on critical items

     17.  BUY-INS/ INVENTORY LEVELS/QC PROCEDURES

          Standard inventory will be 30 days. Inventory is considered "dead" when it reaches 90 days old, except where SHELLS has designated certain products as buy-ins. PFG FLORIDA will work with SHELLS on buy-ins to maintain a standard inventory level of 30 days. For buy-ins in excess of 30 days, the holding fee is 0.15% per week times the dollar value of inventory in excess of 30 days, billed weekly and payable in accordance with Section 13. SHELLS will provide PFG FLORIDA with reasonable notice of any buy-ins intended by SHELLS. If PFG FLORIDA's freezer space is not adequate to accommodate any buy-in intended by SHELLS, PFG FLORIDA may, after consultation with SHELLS, lease additional freezer space for such purpose, and PFG FLORIDA shall pass-through PFG FLORIDA's cost of such freezer space plus a handling charge to drop off, pick up and slot the product of $25.00 per pallet per storage incident after using every commercially reasonable effort to accommodate the product at PFG FLORIDA.

          QC Procedures/Test Kitchen Availability

          PFG FLORIDA will work with SHELLS to ensure flexibility to ship lots out-of-sequence assuming proper notice is given to PFG FLORIDA warehouse personnel.

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          PFG FLORIDA's test kitchen will be available 24 hours per week for
          SHELLS QC to utilize as needed with proper pre-booking, it being intended that SHELLS will provide PFG FLORIDA with two weeks' advance notice of SHELLS required scheduling. Designated mailbox and phone line will be provided. In addition, from time to time PFG FLORIDA will make available to SHELLS, PFG FLORIDA's 3,000 square foot conference facility for meetings to be held by SHELLS, which shall be scheduled and held on mutually convenient dates.

     18.  PROPRIETARY PRODUCTS

          PFG FLORIDA will inventory products requested and specified by SHELLS that are proprietary to this program under the following conditions:

          PFG FLORIDA agree that they will not order and bring into stock any product or lines of product for SHELLS unit unless SHELLS headquarters has authorized such action. If SHELLS approves and authorizes products not currently in existing inventory, the following minimum guidelines will apply to any new products brought into stock.

          A. SHELLS will allow PFG FLORIDA to present products already stocked in inventory.

          B.   SHELLS will sign a special stocking request form.

          C. SHELLS will use its commercially reasonable efforts to give a minimum of 30 days to bring in any new items as requested by SHELLS.

          D. If PFG FLORIDA does not purchase from a supplier designated by SHELLS, a Certificate of Insurance and Hold Harmless Indemnification is required before any product can be brought into inventory. If specified supplier will not issue these documents, it will be the responsibility of SHELLS to insure and indemnify PFG FLORIDA.

          E. In the event SHELLS decides to discontinue proprietary product(s) or if PFG FLORIDA and SHELLS decide to cease doing business, SHELLS will notify PFG in writing per the terms of this agreement.

          F. SHELLS further agrees to purchase any remaining inventory on hand at the time and remove it from PFG FLORIDA.

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          G.   In the event of a distributor change, PFG FLORIDA will transfer only those SHELLS proprietary items and those items proprietary between PFG FLORIDA and SHELLS stocked with over 30 days supply (based on in-season inventory). SHELLS agrees to pay all freight and handling charges in the disposition of all proprietary product(s) to another distributor or return to the manufacturer as agreed.

          H. If a proprietary product fails to provide an average of 12 turns per year, and at least 20 cases per month, PFG FLORIDA and SHELLS will develop a plan of action to remedy the situation. Alternative solutions could include but are not limited to, an up charge in the margin allowed, discontinuance of the product, or a mutually acceptable solution.

     19.  SPECIAL ORDER ITEMS

          PFG FLORIDA requests a three week lead-time on special order items whenever possible. This is due to the lead times required by many suppliers.

     20.  PROGRAM REVIEW

          PFG FLORIDA and SHELLS management will meet on a quarterly basis to review and correct program performance and make adjustments. The agreement is based on SHELLS representations concerning its service needs, but not limited to it's anticipated purchases volumes, drop sizes, product mix, location of SHELLS units, and number of deliveries, as well as SHELLS compliance with it's payment and other obligations specified in this agreement.

     21.  NATIONAL PURCHASING PROGRAMS

          PFG FLORIDA enjoys a combined purchasing program of international scope. PFG FLORIDA's national and international network of manufacture's brokers and buyers are capable of negotiating and implementing a National Purchasing Program exclusively for SHELLS.

     22.  SERVICE LEVEL

          PFG FLORIDA insures open communications, proper product mix and completed orders will provide a high level of service to SHELLS. A minimum service level of 98% fill rate will be the projected acceptable goal.

     23.  FORCE MAJEURE

          Neither party shall be liable to the other party for any loss, delay or failure to perform resulting directly or indirectly from fires, riots,

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          strikes, acts of nature, or other circumstances beyond either party's reasonable control.

     24.  COMPLIANCE WITH LAWS- ENTIRE AGREEMENT

          Each party agrees that it will comply with all laws and regulations applicable to this agreement and its performance hereunder. Without limiting the foregoing, SHELLS agrees to fully and accurately report to the appropriate federal and state agencies and authorities all discounts (such as term defined in 42 CFR Sec. 1001.952 (h)) granted hereunder in accordance with all applicable laws and regulations. This agreement sets forth the complete understanding of the parties hereto with the respect to the subject matter contained herein, and this agreement may not be amended or supplemented except in writing signed by both parties.

     25.  SUPPORT SERVICES

          Negotiated Contracts

          Each of the parties will use their commercially reasonable efforts to work in partnership to negotiate special vendor pricing on all products, where appropriate.

     26.  REBATE TRACKING

          PFG FLORIDA can provide quarterly tracking reports for this purpose.

Business Reviews

     PFG FLORIDA intends to perform scheduled business reviews with SHELLS to critique performance, opportunities, and determine the way to grow the parties' valued alliance.

     PFG FLORIDA's product specialists are available to assist its customers in providing continuing education to cooks, buyers and managers so that PFG FLORIDA's customer's professionalism will be further enhanced.

     27.  AUDIT PRIVILEDGES

          SHELLS has the right to audit this program at any time by informing PFG FLORIDA at least (30) calendar days prior to the requested audit date. SHELLS may audit a maximum of thirty (30) items from their specific bid. Audit rights are not to exceed two (2) times per year. Audits will be performed at a PFG FLORIDA office located at 3150 N. Gallagher Rd. Dover, Fl. 33527 between the hours of 9 am to 4 pm. An audit may only go back three (3) months, however, refunds based upon audit results may go back as long as a discrepancy existed.

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     The following criteria must also be met:

          A.   Date and time of audit mutually agreed upon

          B. Audit to be conducted between 9 am to 4 pm without unreasonable disruption of business or year-end accounting procedures. All documentation will be kept on PFG FLORIDA property. No photocopies will be permitted to leave PFG FLORIDA property.

                          APPENDIX A - SHELLS LOCATIONS

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Store     Store Name      Lunch            Address                    City           State    Zip       Phone
-----------------------------------------------------------------------------------------------------------------
3       Carrollwood        No     14380 N. Dale Mabry Hwy     Tampa                    FL    33618   813-968-6686
-----------------------------------------------------------------------------------------------------------------
4       North Tampa        Yes    11010 N. 30th Street        Tampa                    FL    33612   813-977-8456
-----------------------------------------------------------------------------------------------------------------
5       Lee Road           Yes    852 Lee Road                Orlando                  FL    32810   407-628-3968
-----------------------------------------------------------------------------------------------------------------
6       Sarasota           No     7253 s. Tamiami Trail       Sarasota                 FL    34231   813-924-2568
-----------------------------------------------------------------------------------------------------------------
13      On the Beach       Yes    17855 Gulf Blvd             Redington Shores         FL    33708   813-393-8990
-----------------------------------------------------------------------------------------------------------------
14      Winter Park        Yes    221 S. Semoran Blvd.        Winter Park              FL    32792   407-657-7009
-----------------------------------------------------------------------------------------------------------------
17      Holmes Beach       No     3200 East Bay Drive         Holmes Beach             FL    34217   941-778-5997
-----------------------------------------------------------------------------------------------------------------
20      Daytona            Yes    200 S. Atlantic Avenue      Daytona Beach            FL    32118   904-258-0007
-----------------------------------------------------------------------------------------------------------------
23      Brandon            No     115 East Brandon Blvd.      Brandon                  FL    33511   813-684-4190
-----------------------------------------------------------------------------------------------------------------
25      Altamonte          No     1012 W. State Road 436      Altamonte Springs        FL    32118   407-865-6667
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26      4th Street         No     7005 4th Street North       St. Petersburg           FL    33702   813-522-9229
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27      Sunrise            Yes    2019 N. University Drive    Sunrise                  FL    33322   954-749-0557
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28      Kendall            Yes    7390 SW 117th Avenue        Miami                    FL    33183   305-274-5552
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31      Melbourne          Yes    1490 W. New Haven Ave       Melbourne                FL    32904   407-722-1122
-----------------------------------------------------------------------------------------------------------------
32      Kissimmee          Yes    3615 West Vine Street       Kissimmee                FL    34741   407-933-7757
-----------------------------------------------------------------------------------------------------------------
33      Countryside        Yes    2543 Countryside Blvd       Clearwater               FL    34621   813-797-1775
-----------------------------------------------------------------------------------------------------------------
34      Stuart             Yes    2107 SE Ocean Blvd.         Stuart                   FL    34996   561-283-1099
-----------------------------------------------------------------------------------------------------------------
35      New Smyrna         No     725 E. 3rd Avenue           New Smyrna Beach         FL    32169   904-426-0808
-----------------------------------------------------------------------------------------------------------------
36      St. Pete Beach     Yes    6300 Gulf Blvd.             St. Petersburg Beach     FL    33706   813-360-0889
-----------------------------------------------------------------------------------------------------------------
37      Ft. Myers          Yes    4606 S. Cleveland Ave       Ft. Myers                FL    33907   941-278-9011
-----------------------------------------------------------------------------------------------------------------
38      Port Charlotte     No     1900 Tamiami Trail, #109A   Port Charlotte           FL    33948   941-766-7200
-----------------------------------------------------------------------------------------------------------------
40      Winter Haven       No     1551 3rd Street SW          Winter Haven             FL    33880   941-299-7393
-----------------------------------------------------------------------------------------------------------------
41      Coral Springs      Yes    2561 University Drive       Coral Springs            FL    33065   954-345-0388
-----------------------------------------------------------------------------------------------------------------
43      Ocala              Yes    3415 SW College Road        Ocala                    FL    34474   352-873-9993
-----------------------------------------------------------------------------------------------------------------
44      Davie              Yes    2000 S. University Drive    Davie                    FL    33324   305-265-6646
-----------------------------------------------------------------------------------------------------------------
45      Ft. Lauderdale     Yes    6500 N. Federal Hwy         Ft. Lauderdale           FL    33308   954-772-4646
-----------------------------------------------------------------------------------------------------------------
47      Pembroke Pines     Yes    11825 Pines Blvd.           Pembroke Pines           FL    33026   954-436-4667
-----------------------------------------------------------------------------------------------------------------
48      West Palm Beach    Yes    2015 Okeechobee Blvd.       West Palm Beach          FL    33409   561-616-0667
-----------------------------------------------------------------------------------------------------------------
50      South Tampa        No     202 S. Dale Mabry Hwy       Tampa                    FL    33609   813-875-3467
-----------------------------------------------------------------------------------------------------------------

Master Distribution Agreement between SHELLS and PFG FLORIDA

This distribution agreement supersedes all other programs submitted to Shells Seafood Restaurants, Inc. by PFG Florida.

ACCEPTED BY:                                ACCEPTED BY:
                                            Michael Colosi
(Shells Seafood Restaurants, Inc.)          (PFG FLORIDA)

Warren R. Nelson                            Michael Colosi
(Please Print)                              (Please Print)


/s/ Warren R. Nelson                        /s/ Michael Colosi
---------------------------                 ---------------------------
(Signature)                                 (Signature)

Executive Vice President                    President / CEO
(Title)                                     (Title)

8/27/02                                     8/28/02
(Date)                                      (Date)